UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted
by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under Rule 14a-12

SMART & FINAL INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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On February 20, 2007, Etienne Snollaerts, the President and Chief Executive Officer of Smart & Final Inc. (“Smart & Final”) distributed the following e-mail communication to employee associates of Smart & Final:

Dear Fellow Associates:

I am pleased to report that we have had a significant development in the Board’s review of strategic alternatives concerning the ownership of Smart & Final Inc.

As announced in a news release this morning, the Smart & Final Board of Directors has unanimously approved a proposal from Apollo Management, L.P. to acquire Smart & Final for $22.00 per share. The proposed transaction is subject to approval by Smart & Final’s stockholders, as well as other customary closing conditions, including the expiration of the Hart-Scott-Rodino antitrust waiting period.

I and my fellow Board members strongly believe that this transaction is in the best interests of the company and its key stakeholders, including stockholders, associates, suppliers and customers.

We are delighted to continue our dynamic growth program with a new financial partner. Apollo’s exceptional history of retail investments shows that we can leverage their experience to improve our operational metrics and return on capital. Apollo, founded in 1990 and based in Los Angeles and New York, is a recognized leader in private equity, debt and capital markets investing. Since its inception, Apollo has invested over $16 billion in companies representing a wide variety of industries, both in the U.S. and internationally. Apollo has had several highly successful investments in retail and consumer-oriented businesses in the past, including investments in Linens ‘n Things, General Nutrition Centers, AMC Entertainment, Ralphs Grocery Company, Dominick’s Supermarkets, Inc., Zale Corporation, Rent-A-Center, Inc. and Proffitt’s Department Stores.

There remain a number of steps to be taken to finalize the transaction, and although the exact timing is not yet certain, it is expected to close in the second quarter of 2007. As you have done throughout this process, I encourage each of you to stay focused on doing what you do best – running our business and taking care of our customers. That is the best investment that we can all make in securing a successful future for our company.

I will keep you informed of future developments. We also are in the process of setting up an Outlook mailbox to take and respond to questions. More information on that will be available soon.

As always, please refer any media inquiries to Randall Oliver, our director of corporate communications, at 323-869-7607 or via e-mail: randall.oliver@smartandfinal.com.

Thank you again for all of your efforts, and I look forward to a fantastic 2007!

Etienne Snollaerts

President & CEO

Forward-Looking and Cautionary Statements

This document includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, which include words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” and similar and related expressions. Such forward-looking statements involve risks and uncertainties. Although Smart & Final believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, Smart & Final’s actual results could differ materially from those described in the forward-looking statements. The following factors might cause such a difference: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement and/or the stock purchase agreement; the outcome of any legal proceedings that have been or may be instituted against Smart & Final and others following announcement of the merger agreement or the stock purchase agreement; the inability to complete the merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to the completion of the merger, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the receipt of other required regulatory approvals; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; the amount of the costs, fees, expenses and charges related to the merger and the actual terms of certain financings that will be obtained for the merger; Smart & Final’s ability to effectively manage business growth; changes in legislation and regulations related to the sale and distribution of food products and the sale of alcoholic beverages; increased competition from other foodservice providers; changes in the acceptance of Smart & Final’s services and products by institutional customers and consumers; changes in customer relationships; acceptance of new programs, services, and products by institutional customers and consumers; and global economic conditions, including interest and currency rate fluctuations, and inflation rates. Additional information regarding these and other risk factors and uncertainties are set forth from time to time in Smart & Final’s filings with the Securities and Exchange Commission, available for viewing on Smart & Final’s website at www.smartandfinal.com (To access this information on Smart & Final’s website, click on “Corporate” and then “SEC”.) All forward-looking statements are based on information available to Smart & Final on the date of this document. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Smart & Final by affiliates of Apollo Management, L.P. In connection with the proposed transaction, Smart & Final will file a proxy statement and file or furnish other relevant materials with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ ALL RELEVANT MATERIALS FILED OR FURNISHED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed or furnished to the Securities and Exchange Commission by Smart & Final at the Securities and Exchange Commission’s website at www.sec.gov. The proxy statement and other relevant materials may also be obtained for free from Smart & Final by directing such request to Investor Relations, Smart & Final Inc., 600 Citadel Drive, Commerce, California 90040. The contents of the websites referenced above are not deemed to be incorporated by reference into the proxy statement.

Participants in Solicitation

Smart & Final and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed transaction. Information concerning the interests of Smart & Final’s participants in the solicitation is set forth in Smart & Final’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the merger when it becomes available. Each of these documents is, or will be, available free of charge at the Securities and Exchange Commission’s website at www.sec.gov and from Smart & Final at www.smartandfinal.com or by directing such request to the address provided above.